UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2015

WATERMARK GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55251	42-1768077
(Commission File Number)	(I.R.S. Employer Identification No.)

3811 13th Avenue

Brooklyn, NY 11218

(Address of Principal Executive Offices, Zip Code)

718-907-4105

(Registrant's telephone number, including area code)

WNS Studios, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 – Material Modification to Rights of Security Holders

On August 27, 2015, FINRA approved the change of the stock symbol of WNS Studios, Inc., a Nevada corporation (“WNS”), from WNSS to WMHH. The name change of the company will be announced on the Daily List on August 31, 2015 and the symbol change will become effective on September 1, 2015.

The symbol change was as a result of the consummation of the merger of WNS with its wholly-owned subsidiary Watermark Group, Inc., a Nevada corporation (“Watermark”). The name change of WNS was fully described in the Information Statement mailed to its shareholders and filed by WNS with the Securities and Exchange Commission on July 7, 2015 on a Schedule 14C. However, when it came time to file the amendment to the Articles of Incorporation changing the name from WNS to Watermark Holdings, Inc. as described in said Schedule 14C, the name was already taken by another person. Accordingly, as a result of the merger, the name of the issuer was changed from WNS Studios, Inc. to Watermark Group, Inc.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the merger, as of August 18, 2015, the Articles of Incorporation and Bylaws continued in full force and effect, except that the name was changed to Watermark Group, Inc.

The information disclosed in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger filed with the Secretary of State of the State of Nevada on August 18, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERMARK GROUP, INC.

Date: August 28, 2015	By:	/s/ Moses Gross
	Name:	Moses Gross
	Title:	President, Chief Executive Officer, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)